Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated December 17, 2021, relating to the consolidated financial statements of Forafric Agro Holdings Limited and Subsidiaries as of December 31, 2020 and 2019 and for the years then ended.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus, which is part of such Registration Statement.

/s/ UHY LLP

Melville, NY

January 12, 2022

An Independent Member of Urbach Hacker Young International